Exhibit 5.1

Tel-Aviv, September 30, 2025

ZOOZ Power Ltd.

4B Hamelacha Street

Lod 7152008

Israel

Re: ZOOZ Power Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to ZOOZ Power Ltd., a company limited by shares organized under the laws of the state of Israel (the “Company”), in connection with the Prospectus Supplement dated September 30, 2025 (the “Pro-Supp”) filed pursuant to Rule 424(b)(5) under the Securities Act of 1933 (the “Act”), and the Registration Statement on Form F-3 (File No. 333-290571) (the “Registration Statement”) filed by the Company under the Act with the Securities and Exchange Commission (the “SEC”) on September 29, 2025 and declared effective on September 30, 2025, relating to the offering and sale of ordinary shares, NIS 0.00286 nominal (par) value per share, of the Company (the “Ordinary Shares”), having an aggregate offering price of up to $1,000,000,000 (the “Shares”) through Chardan Capital Markets LLC (“Chardan”) and Jett Capital Advisors, LLC (“Jett Capital”, and, together with Chardan, the “Sales Agents” and each, individually, a “Sales Agent”), all in accordance with the sales agreement by and between the Company and Chardan dated July 29, 2025, as amended by an Amended and Restated Sales Agreement with the Chardan and Jett Capital dated September 30, 2025 (the “Sales Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In our capacity as your Israeli counsel in connection with your preparation and filing of the Pro-Supp, we have examined and relied without investigation as to matters of fact upon the Pro-Supp and the exhibits thereto, and upon such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, and assuming that the Company has taken all necessary corporate action to authorize and approve the issuance of any of the Shares under the Sales Agreement, the price, number of Shares and certain other terms of issuance with respect to any specific Placement Notice (as defined in the Sales Agreement) delivered under the Sales Agreement will be authorized and approved by and in accordance with and subject to the corporate resolutions related to the issuance, including but not limited to the Board of Directors of the Company (the “Board”) or a pricing committee of the Board in compliance with applicable Israeli law and including without limitation any shareholders resolution required for increase of the Company’s authorized share capital (collectively, the “Authorizing Resolutions”), and further assuming that neither the Sales Agreement nor any of the transactions contemplated thereunder constitute or deemed to be transactions to which a ‘controlling shareholder’ or an ‘interested party’, as such terms are defined under the Israeli Companies Law 5759-1999, is a party or in which any such ‘controlling shareholder’ or ‘interested party’ has a personal interest, we are of the opinion that upon their issuance pursuant to the terms of the Sales Agreement and in accordance with and subject to the Authorizing Resolutions related to the offering and sale of the Shares, (i) the Shares will be duly authorized for issuance, and (ii) when issued, upon payment of the consideration therefor as contemplated in the Sales Agreement, will be validly issued, fully paid and non-assessable.

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We have also assumed that, at the time of issuance and sale of Shares, the number of Ordinary Shares that the Company is authorized to issue under the Company’s Articles of Association, as in effect from time to time, shall be sufficient to cover such Shares.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

1. We are members of the Israel Bar and we are opining herein as to the effect of the subject transaction only on the internal laws of the State of Israel, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

2. Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (iii) principles of good faith and fair dealing.

3. Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

We consent to the filing of this opinion letter on Form 6-K and to the use of our name under the caption “Legal Matters” in the Pro-Supp. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinions are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares, except as set forth above.

Very truly yours,

/s/ Shibolet & Co., Law Firm
Shibolet & Co., Law Firm